EXHIBIT 10.42

AMENDMENT TO THE PRIORITIZED LISTINGS SYNDICATION AGREEMENT

BETWEEN LOOKSMART, LTD. AND INTERCHANGE CORPORATION

This Amendment (the “Amendment”) to the Prioritized Listings Syndication Agreement dated as of October 19, 2001 (as amended, the “Agreement”) is entered into and effective as of June 30, 2004 (the “Effective Date”) by and between LookSmart, Ltd., a Delaware corporation, (“LookSmart”) and Interchange Corporation (formerly eLiberation Inc.), a Delaware corporation (“Partner”).

NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties agree that during the term of this Amendment, the Agreement will be amended as follows:

1. Section 1. Section is hereby amended to include the following definitions:

“Click” occurs when a bona fide Internet user (which excludes a robot, spider, software, scraper or other mechanical, artificial or fraudulent means, or a person who is not seeking to use the Partner Network for a legitimate web search, e.g. has been paid or otherwise motivated to click) clicks on a Paid Listing and accesses the destination site.

“Gross Revenue” means total invoices generated from Search Results on Partner Network during the applicable period, plus or minus any net credits or returns from previous periods.

“Paid Listing” means a listing for which a third party has paid to include in Search Results.

“Partner Network” means all of Partner’s affiliates which are under contractual obligation to distribute Partner’s search results across their websites. Partner’s affiliates include:

“Search Results” means Prioritized Listings provided by LookSmart to Partner hereunder during the Term hereof. The Search Results will include Sponsored Search.

“Sponsored Search” means a LookSmart product that returns results containing only Paid Listings. The amount that an advertiser pays to LookSmart influences (among other factors) the position in which the advertiser’s listing appears in Sponsored Search.

2. Section 3. Section 3 is hereby deleted and replaced with the following:

Cost Per Click (CPC). Subject to the terms and conditions hereof, for any given [***], LookSmart will pay Partner [***]% of Gross Revenue for all valid Clicks generated by Partner, as recorded by LookSmart’s proprietary click tracking system. LookSmart will have sole discretion to adjust the CPC bid revenue share to more than [***]% of Gross Revenue for each search term. Partner may use the CPC bid included in the live feed for its internal purposes, but the parties agree that all CPC bid amounts submitted by LookSmart are confidential information for internal use only, and shall not be posted on Partner’s or Partner’s Network web pages or disclosed to any third parties.

3. Section 8. Section 8 is hereby deleted and replaced with the following:

8.1 Term. The term of this Agreement (the “Term”) will begin on the Effective Date of this Amendment and will end [***] later. The Agreement will then automatically renew for successive [***] periods, unless either party gives written notice to the other party of its intention not to renew at least 60 days prior to the end of the then-current term or renewal term.

[***] indicates redacted text.

8.2 Termination. Either party may terminate this Agreement if the other party (i) materially breaches its obligations hereunder and such breach remains uncured for thirty (30) days following delivery of written notice to the breaching party of the breach, or (ii) is subject to voluntary or involuntary bankruptcy proceedings, insolvency, liquidation or otherwise substantially discontinues its business operations.

8.3 Effect of Termination. Termination of this Agreement by either party will not act as a waiver of any breach of this Agreement and will not act as a release of either party hereto from any accrued liability (including payments as set forth in the following section) or liability for breach of such party’s obligations under this Agreement. Within thirty (30) days following the expiration or termination of this Agreement, each party will pay to the other party all sums, if any, due and owing as of the date of expiration or termination, net of any amounts due from the other party as of such date. Upon the expiration or termination of this Agreement for whatever reason, each party shall immediately cease to use the other party’s trademarks, proprietary information, Search Results, intellectual property (including derivative works or modifications thereof) and Confidential Information in any manner whatsoever, and shall destroy or return (at the option of the other party), any such property, or materials representing the same to the other party, and provide the other party with an officer’s certificate attesting to such return/destruction. For the avoidance of doubt, upon termination or expiration of this Agreement, the license granted hereunder shall terminate and Partner and its agents shall immediately cease all use of the Search Results.

8.4 Survivability. Sections 7 through 12 hereof shall survive and continue beyond the term and termination of this Agreement for a period of one year.

4. Section 12.2. Section 12.2 is hereby deleted and replaced with the following:

Assignment/Change of Control. Neither party may assign this Agreement, in whole or in part, without the other party’s written consent (which will not be unreasonably withheld). In the event of a change of control, merger, reorganization or sale of all, or substantially all, of one party’s assets to a third party, the other party may terminate this Agreement upon 10 days prior written notice at any time after the closing of such transaction. For the purposes hereof, a ‘change of control’ shall mean a transaction in which the shareholders of a party prior to the closing do not retain majority ownership of the party after the closing of such transaction.

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date set forth above. In the event of any conflict between the terms hereof and the terms of the Agreement, the terms hereof shall govern. This Amendment may be executed in counterparts, each of which may be an original or fax copy, and all of which together shall form one instrument.

LOOKSMART LTD.		INTERCHANGE CORPORATION

By:	/s/ ANTHONY MAMONE	By:	/s/ DAVID LOWE
	Name: A. Mamone Title: SVP, Sales & Marketing		Name: David Lowe Title: Director, Business Development

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